SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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EXCELLIGENCE LEARNING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXCELLIGENCE LEARNING CORPORATION

2 Lower Ragsdale Drive

Monterey, California 93940

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

To be held on May 20, 2004

The 2004 Annual Meeting of Stockholders of Excelligence Learning Corporation will be held at Sierra Holdings, 40 Ragsdale Drive, Monterey, California 93940 on Thursday, May 20, 2004 at 9:00 a.m. local time for the following purposes:

1. To elect two Class III directors for a term ending at the 2007 annual meeting of stockholders and until their successors are duly elected and qualified;

2. To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2004; and

3. To transact such other business as may properly be brought before the 2004 Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 24, 2004 are entitled to notice of, and to vote at, the 2004 Annual Meeting, including at any adjournment or postponement thereof. The list of stockholders will be available for examination for ten days prior to the Annual Meeting at our offices at 2 Lower Ragsdale Drive, Monterey, California 93940. All stockholders are cordially invited to attend the 2004 Annual Meeting.

By Order of the Board of Directors

Vikas Arora

Secretary

Monterey, California

April 2, 2004

EXCELLIGENCE LEARNING CORPORATION

PROXY STATEMENT

General

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Excelligence Learning Corporation, a Delaware corporation (the “Company”), for use at its 2004 Annual Meeting of the Company’s stockholders (the “Annual Meeting”) to be held on Thursday, May 20, 2004 at 9:00 a.m. local time, at Sierra Holdings, 40 Ragsdale Drive, Monterey, California 93940, for the purpose of considering and acting upon the following matters set forth in the accompanying Notice of Annual Meeting of Stockholders:

1. The election of two Class III directors for a term ending at the 2007 annual meeting of stockholders and until their successors are duly elected and qualified;

2. The ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004; and

3. The transaction of such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

This Proxy Statement and accompanying proxy card will be first mailed to stockholders on or about April 19, 2004. A copy of the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2003, including financial statements, will be sent to stockholders simultaneously with this Proxy Statement.

The Company’s principal executive offices are located at 2 Lower Ragsdale Drive, Monterey, California 93940.

Voting at the Annual Meeting; Record Date

Only stockholders of record at the close of business on March 24, 2004, the record date, are entitled to notice of, and to vote at, the Annual Meeting. As of the record date, 8,731,287 shares of the Company’s common stock, par value $.01 per share (“Common Stock”), were outstanding and entitled to vote at the Annual Meeting.

The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

Proxies and Voting Procedures

A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to sign, date and return the proxy card in the accompanying pre-addressed envelope.

You have three choices on each of the matters to be voted upon at the Annual Meeting. As to Proposal 1, the election of directors, you may:

•	vote for both of the director nominees as a group;

•	withhold authority to vote for both director nominees as a group; or

•	vote for both director nominees as a group, except the nominee you identify on the appropriate line on the enclosed proxy card (or ballot at the Annual Meeting).

As to Proposal 2, you may:

•	vote “For” the item;

•	vote “Against” the item; or

•	“Abstain” from voting on the item.

As discussed below under “—Quorum; Required Vote,” if a quorum is present and you “Abstain” from voting on any proposal, it may have the effect of a vote “Against” the proposal.

Stockholders may vote by either completing and returning the enclosed proxy card, voting in person at the Annual Meeting or submitting a signed proxy card at the Annual Meeting.

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. ANY RECORD HOLDER WHO IS PRESENT AT THE ANNUAL MEETING MAY VOTE IN PERSON INSTEAD OF BY PROXY, THEREBY CANCELLING ANY PREVIOUS PROXY.

Any stockholder of record may revoke a proxy at any time before it is voted by:

•	filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation or a new duly executed proxy, in either case dated later than the prior proxy relating to the same shares; or

•	attending the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a prior proxy) and voting in person with notice to the Secretary of the Company that you are revoking a proxy previously submitted.

Any written notice of revocation or subsequent proxy should be delivered to Excelligence Learning Corporation, 2 Lower Ragsdale Drive, Monterey, California 93940, Attention: Secretary, or hand-delivered to the Secretary, in either case before the taking of the vote at the Annual Meeting.

All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted as instructed on those proxies. If no instructions are indicated, the shares will be voted as recommended by the Board of Directors.

If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have discretion to vote on those matters in accordance with their own judgment to the same extent as the person signing the proxy would be entitled to vote. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Quorum; Required Vote

A majority of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. A “broker non-vote” reflects shares held of record by a broker or nominee on behalf of a beneficial owner where the broker or nominee does not have discretionary voting power with respect to a particular proposal and has not received instructions from the beneficial owner.

The director nominees set forth in Proposal 1 will be elected by a plurality of the votes cast by shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Approval of Proposal 2, the ratification of the appointment of KPMG LLP as the Company’s independent auditors, will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matters. Each share of Common Stock is entitled to one vote.

Proxies that reflect abstentions and broker non-votes will have no effect on the outcome of Proposal 1. However, because Proposal 2 requires the affirmative vote of a majority of shares present or represented by proxy at the Annual Meeting, proxies that reflect abstentions and broker non-votes will have the effect of a vote “Against” such proposal.

All votes cast at the Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General Information

The Company’s Restated Certificate of Incorporation (the “Restated Certificate”) and the Company’s Amended and Restated Bylaws (the “Bylaws”) provide for a Board of Directors of not less than three nor more than 15 directors and authorizes the Board of Directors to periodically set the exact number of directors within that range pursuant to a resolution adopted by a majority of the total number of directors which the Company would have if there were no vacancies. The number of directors currently set by the Board of Directors is eight directors, one seat of which is currently vacant. The current directors are Robert MacDonald (Chairman of the Board), Ron Elliott, Richard Delaney, Dr. Louis Casagrande, Dean DeBiase, Scott Graves, and Al Noyes. Each of the Company’s directors is assigned to Class I, Class II or Class III to hold office until his resignation or removal and until his successor is duly elected and qualified. Messrs. Delaney and MacDonald have been assigned to Class III and their term ends on the date of the Annual Meeting. If re-elected, those directors’ terms will expire at the 2007 annual meeting of stockholders. Mr. Noyes, Dr. Casagrande and Mr. Graves have been assigned to Class I and their term will end on the date of the Company’s 2005 annual meeting of stockholders. Messrs. Elliott and DeBiase have been assigned to Class II and their term will end on the date of the Company’s 2006 annual meeting of stockholders.

In the absence of instructions to the contrary, votes will be cast FOR the election of the following persons as directors pursuant to the proxies solicited hereby. In the event either nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy will be voted for any substitute nominee selected by the current Board of Directors. However, the proxy cannot be voted for a greater number of persons than the number of nominees designated by the Board of Directors. Each nominee for director has indicated his willingness to serve if elected and, at this time, management has no reason to believe that the persons named will be unable or will decline to serve if elected.

The following table sets forth the name of, and certain information regarding, the two persons nominated for election to the Board of Directors at the Annual Meeting.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

Name	Age	Positions Currently Held with the Company
Richard Delaney	60	Executive Vice President, Chief Financial Officer and Director
Robert MacDonald	56	Chairman of the Board

Richard Delaney has been a Director of the Company since May 2001. He has also served as the Company’s Executive Vice President and Chief Financial Officer since September 2001. From November 1999 to August 2001, Mr. Delaney was a self-employed management consultant. From July 2000 to April 2001, Mr. Delaney was a member of the board of directors of the Peoples Bank of California and its publicly-traded holding company, PBOC Holdings. From June 1969 to October 1999, Mr. Delaney worked with Grant Thornton LLP, an accounting and consulting firm, where he was a partner and held various senior management positions.

Robert MacDonald has served as a Director of the Company since April 2001 and as Chairman of the Board since May 2003. From May 1999 to April 2001, Mr. MacDonald served as a member of the management committee of Earlychildhood LLC, a wholly-owned subsidiary of the Company. Mr. MacDonald is currently President of the Private Equity Group of William E. Simon & Sons, LLC, a private investment firm and merchant bank, where he has worked since August 1993. Mr. MacDonald is also President of Educational Simon, L.L.C., one of the Company’s former significant stockholders. Mr. MacDonald currently serves on the board of directors of each of SF Interactive, Inc., AimNet Solutions, Inc., Do+Able Product, Inc. and Custom Food Products, each of which is a privately-held company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH

OF THE DIRECTORS NOMINATED IN PROPOSAL 1.

Meetings of and Communications with the Board of Directors

The Board of Directors held four regularly scheduled meetings during the 2003 fiscal year. All directors attended all of the regularly scheduled meetings of the Board of Directors during 2003. In addition, the Board of Directors held one special meeting during the 2003 fiscal year, at which all but one of the directors attended. The Board of Directors has determined that a majority of its members qualify as “independent directors” within the meaning of Rule 4200(a)(14) of the rules of The Nasdaq Stock Market (the “Nasdaq Rules”).

The Company encourages all of its directors to attend annual meetings of stockholders. The Company generally holds a board meeting coincident with the annual stockholder meeting in order to minimize director travel obligations and facilitate directors’ attendance at the annual stockholder meeting. Absent unexpected or extraordinary circumstances, all directors are expected to be present at the Annual Meeting and nonattendance must be approved by the Chairman in advance. During the 2003 annual meeting of stockholders, all of the directors were present.

The Board of Directors does not currently provide a process for stockholders to send communications directly to the Board of Directors. However, communications may be sent by stockholders to the Company’s Secretary at the Company’s principal executive offices, who will forward any received communications to the Board. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. All stockholder communications that are received by the Secretary for board attention are forwarded to the Board of Directors or, if applicable, to the specified individual director(s).

Committees of the Board of Directors

Audit Committee

The Company has one principal standing committee, an Audit Committee. The Audit Committee meets at least quarterly with the Company’s management and independent auditors to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, select and engage the independent auditors, assess the adequacy of the Company, staff, management performance and procedures in connection with financial controls and consider the independent auditor’s comments as to internal controls. The authority of the Audit Committee is set forth in more detail in its Charter. On February 24, 2004, the Board of Directors amended and restated the Audit Committee Charter in its entirety, and the Charter, as amended and restated, is attached as Annex A to this Proxy Statement. The Audit Committee will periodically review its Charter in light of new developments in applicable laws and regulations, and may make recommendations to the Board of Directors for further revision of the Charter as required thereby. The Company is currently in compliance with the audit committee charter requirements of the Nasdaq Stock Market. See “Audit Committee Report.”

During fiscal year 2003, the Audit Committee was responsible for reviewing and making recommendations regarding the Company’s employment of independent auditors, the annual audit of the Company’s financial statements and its internal controls, accounting and financial reporting practices and policies. The Audit Committee held four regularly scheduled meetings during the 2003 fiscal year. Each member of the Audit Committee attended all of the Audit Committee meetings that took place during his tenure on the Audit Committee in 2003.

The Audit Committee currently consists of Mr. Graves, as Chairman, Dr. Casagrande and Mr. DeBiase, each of whom is financially literate. The Board of Directors has determined that Dr. Casagrande and Mr. DeBiase are “independent” within the meaning of Rule 4350(d)(2) of the Nasdaq Rules, including with respect to the enhanced independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that Mr. Graves, who has been serving as a member of the Audit Committee pursuant to the “exceptional and limited circumstances” exception provided by Rule 4350(d)(2)(B) of the Nasdaq Rules, will be “independent” within the meaning of Rule 4350(d)(2) of the Nasdaq rules, including with respect to the enhanced independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Exchange Act, effective October 2004, three years after the termination of his affiliation William E. Simon & Sons Private Equity Partners, L.P., an indirect affiliate of the Company. In compliance with Rule 4350(d)(2) of the Nasdaq Rules, Mr. Graves will be stepping down from the Audit Committee prior to the Annual Meeting, and Mr. Noyes, who the Board has determined will be “independent” within the meaning of Rule 4350(d)(2) of the Nasdaq Rules, including with respect to the enhanced independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Exchange Act, as of that date, will join the Audit Committee as its third member. The Board has determined that each of Messrs. Graves, DeBiase and Noyes is an “audit committee financial expert” as defined by the applicable standards of the Securities and Exchange Commission (“SEC”).

Any stockholder or employee may submit at any time a complaint or concern to the Audit Committee regarding any questionable accounting, internal accounting controls or auditing matters concerning the Company by writing c/o the General Counsel, Excelligence Learning Corporation, 2 Lower Ragsdale Drive, Monterey, California 93940.

Nominating Committee

The Company does not have a standing nominating committee. The Board of Directors believes it is appropriate for the Company not to have a standing nominating committee because the majority of the directors are “independent directors” within the meaning of Rule 4200(a)(13) of the Nasdaq Rules. In accordance with the Nasdaq Rules and to prevent the management directors from exercising undue control over the director nomination process, commencing in fiscal year 2004, only the members of the Board of Directors who qualify as “independent directors” within the meaning of Rule 4200(a)(14) of the Nasdaq Rules (the “Independent Directors”) will perform the functions of a nominating committee. These functions include reviewing and recommending to the full Board of Directors issues relating to the Board’s composition and structure; establishing criteria for membership and evaluating corporate policies relating to the recruitment of Board members; implementing and monitoring policies regarding principles of corporate governance in order to ensure the Board complies with its fiduciary duties to the Company and its stockholders; and making recommendations regarding proposals submitted by stockholders.

The Independent Directors will evaluate nominees recommended by stockholders in the same manner as they evaluate other nominees. The Independent Directors’ policy is to consider suggestions for Board membership submitted by stockholders by delivering timely notice to the Company’s Secretary at the Company’s principal executive offices. To be considered for the next annual meeting, a stockholder’s recommendation must be delivered to the Secretary at the Company’s principal executive offices not less than 90 days prior to the anniversary date of the immediately preceding annual meeting. The stockholder’s notice must set forth (a) as to each person whom the stockholder recommends for nomination to be elected or re-elected as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act; and (b) as to the recommending stockholder, (i) the name and address of such stockholder and (ii) the number of shares of the Company which are owned beneficially and of record by such stockholder. The Company may require any recommended nominee to furnish such other information as it may reasonably require to determine the eligibility of such recommended nominee to serve as a director of the Company. All stockholder recommendations for director nominees which are received will be forwarded to the Board for consideration.

In evaluating director nominees, the Independent Directors have established certain standards for the overall structure and composition of the Board and certain minimum director qualifications as a guideline in considering nominations to the Company’s Board of Directors. The criteria include: the appropriate size of the Board of Directors; the needs of the Company with respect to the particular talents and experience of its directors; the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board; familiarity with national business matters; experience with accounting rules and practices; understanding of the Company’s business and industry; and personal qualities such as integrity, strategic thinking, judgment, character and leadership skills. Apart from the foregoing considerations, there are no stated minimum criteria for director nominees, although the Independent Directors may also consider such other factors as they deem to be in the best interest of the Company and its stockholders. The Independent Directors will ensure that at least one member of the Board meets the criteria for an “audit committee financial expert” as defined by the SEC, that a majority of the members of the Board meet the definition of “independent director” under the rules of The Nasdaq Stock Market and that at least three members of the Board satisfy the enhanced independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Exchange Act.

The Independent Directors identify nominees first by evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Independent Directors or the Board decides not to re-nominate a member for re-election, the Independent Directors identify the desired skills and experience of a new nominee in light of the factors set forth above. Current members of the Board are polled for recommendations of individuals who satisfy the factors. The Independent Directors may also perform research or engage a third-party search firm to identify prospective nominees. To date, the Company has not engaged any third parties to identify or evaluate any director nominees.

Both of the nominees for director being voted upon at the Annual Meeting are directors standing for re-election.

Compensation Committee

The Company does not have a standing compensation committee. The Board of Directors believes it is appropriate for the Company not to have a standing compensation committee because the majority of the directors are Independent Directors. In accordance with the Nasdaq Rules and to prevent the management directors from exercising undue control over the executive compensation process, commencing in fiscal year 2004, the Independent Directors will perform the functions of a compensation committee. These functions include making recommendations concerning salaries and incentive compensation; administering the Company’s Amended and Restated 2001 Stock Option and Incentive Plan, 2001 Non-Employee Director Stock Option Plan and Second Amended and Restated 2001 Employee Stock Purchase Plan; and determining compensation levels for the Chief Executive Officer, the Named Executive Officers (as defined in the Summary Compensation Table included below), the directors and other key employees. In addition, the Independent Directors produce the annual report on executive compensation for inclusion in the Company’s proxy statement prepared in connection with the annual meeting of stockholders each year.

Director Compensation

The Company pays directors who are not employees of the Company, or its “non-employee directors,” an annual retainer of $12,000 per year and a fee of $1,000 per meeting of the Board of Directors or any of its committees for their services as directors. Directors who are officers of, or employed by, the Company or any of its subsidiaries are not additionally compensated for their Board and committee activities. In addition, due to his indirect affiliation with one of the Company’s significant stockholders, Mr. MacDonald is not compensated for his Board and Chairman activities. The Company reimburses all of its independent directors for expenses incurred in connection with attending meetings of the Board of Directors and its committees.

The Company does not pay the Chairman of its Audit Committee an annual retainer. Michael Kolowich served as Chairman of the Audit Committee from January 1, 2003 to May 22, 2003, at which time he resigned from the Board of Directors. Mr. Graves served as Chairman of the Audit Committee from May 23, 2003 to December 31, 2003. For their respective service as Chairman of the Audit Committee, neither Mr. Kolowich nor Mr. Graves received any compensation.

Pursuant to the Company’s 2001 Non-Employee Director Stock Option Plan, each of the Company’s non-employee directors elected on or after April 30, 2001 is automatically granted options to purchase 40,000 shares of Common Stock on the date the director is initially elected to the Board. Upon re-election, each non-employee director is automatically granted an option to purchase 2,000 shares of Common Stock under the Non-Employee Director Stock Option Plan. On May 22, 2003, upon his re-election to the Board of Directors, Mr. DeBiase was granted options to purchase 2,000 shares of Common Stock under the Non-Employee Director Stock Option Plan.

Grants under the Non-Employee Director Stock Option Plan are made at a price equal to fair market value of the Common Stock on the date of grant and vest in equal portions over a term of three years from the date the recipient is elected as a non-employee director. In addition, all of the Company’s directors are eligible to receive option grants pursuant to the Stock Option and Incentive Plan. Grants under the Stock Option and Incentive Plan are made at a price equal to fair market value of the Common Stock on the date of grant and, in general, vest in equal portions over a term of three years from the grant date.

PROPOSAL 2.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004. The Board of Directors has ratified such appointment. Representatives of KPMG LLP will be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders. KPMG’s appointment is being submitted for ratification at the Annual Meeting. If the appointment is not ratified, the appointment may be reconsidered by the Audit Committee, although the Audit Committee will not be required to appoint different independent auditors for the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information, as of March 24, 2004, concerning each person who is a director or executive officer of the Company.

Name	Age	Position
Robert MacDonald	56	Chairman of the Board

Ron Elliott	48	Director and Chief Executive Officer

Richard Delaney	60	Director, Executive Vice President and Chief Financial Officer

Judith McGuinn	54	Executive Vice President and Chief Operating Officer

Jeffrey Grace	41	Vice President—Finance

Vikas Arora	30	Vice President, General Counsel and Secretary

Dr. Louis Casagrande	57	Director

Dean DeBiase	45	Director

Scott Graves	33	Director

Al Noyes	46	Director

For biographical information about Messrs. Delaney and MacDonald, see “Proposal No. 1: Election of Directors.”

Ron Elliott has served as the Company’s Chief Executive Officer and as a Director since April 2001. Prior thereto, Mr. Elliott served as President and Chief Executive Officer of Earlychildhood LLC (“Earlychildhood”), a limited liability company that combined with SmarterKids.com, Inc. (“SmarterKids.com”) to form the Company, and Earlychildhood’s predecessor, QTL Corporation, a company that he founded in 1985.

Judith McGuinn has served as the Company’s Chief Operating Officer since April 2001, as the Company’s Secretary since October 2001 and as an Executive Vice President of the Company since February 2004. Prior thereto, from April 2000 to April 2001, Ms. McGuinn served as Chief Operating Officer of Earlychildhood, having served as Vice President of Content and Publishing of Earlychildhood from December 1999 to April 2000. Prior to joining Earlychildhood, from July 1994 to December 1999, Ms. McGuinn was Vice President/Director of Time Warner AudioBooks, a division of Time Warner Trade Publishing (now part of AOL/Time Warner).

Jeffrey Grace has served as the Company’s Vice President–Finance since April 2001. Mr. Grace also has served as Treasurer and director for Educational Products, Inc., a subsidiary of the Company, since May 1999. From December 1997 to April 2001, Mr. Grace served as Vice President–Finance of Earlychildhood and its predecessor, QTL Corporation. Prior to joining the Company, from October 1993 to November 1997, Mr. Grace was an Executive Associate for EAB Associates, a financial consulting firm specializing in the rehabilitation of financially distressed companies. From September 1989 to September 1993, Mr. Grace was a Senior Accountant for Deloitte & Touche LLP, an international accounting firm. Mr. Grace is a Certified Public Accountant in the State of California.

Vikas Arora has served as the Company’s Vice President and General Counsel since July 2003. From October 1999 to July 2003, Mr. Arora was associated with the Los Angeles office of Latham & Watkins LLP. From September 1998 to September 1999, Mr. Arora served as a judicial clerk for the Honorable James Lawrence King, United States District Judge for the Southern District of Florida.

Dr. Louis Casagrande has been a director of the Company since May 2001. Since July 1994, Dr. Casagrande has served as President and Chief Executive Officer of The Children’s Museum of Boston, Massachusetts. Since May 2002, Dr. Casagrande has also served as a chair of the board of directors of The

American Museums Association. From May 2000 to June 2003, Dr. Casagrande has also served as President of the Council of the Association of Children’s Museums. From June 1987 to June 1994, Dr. Casagrande served as Senior Vice President at the Science Museum of Minnesota. Dr. Casagrande is the author and editor of numerous publications in anthropology and museum studies.

Dean DeBiase has served as a Director of the Company since May 2001. Mr. DeBiase is currently the Chairman and Chief Executive Officer of Start-Up-Partners, a growth strategy execution, business innovation and interim management firm, where he has held several positions, including Chief Executive Officer of FreeDrive, a collaboration software storage provider. From December 1998 to September 2001, Mr. DeBiase served in the roles of Chairman, Chief Executive Officer and President of Autoweb, a consumer and business automotive Internet service. From January 1995 to April 1999, Mr. DeBiase was President and Chief Executive Officer of AT&T Imagination Network, an online games company, which was acquired by AOL in 1996.

Scott L. Graves has been a Director of the Company since April 2001. From July 2000 to April 2001, Mr. Graves served as a member of the management committee of Earlychildhood. Mr. Graves currently serves as a Senior Vice President of Oaktree Capital Management, LLC, a registered investment adviser specializing in alternative and inefficient investment markets. Prior to joining Oaktree Capital Management, from May 1998 through October 2001, Mr. Graves was with William E. Simon & Sons, LLC, a private investment firm and merchant bank, where he held several positions, most recently as Principal in its private equity group. From May 1996 through August 1997, Mr. Graves worked in the mergers and acquisitions group of Merrill Lynch & Company, an international investment banking firm. Prior thereto, Mr. Graves worked in the Audit and Business Services Division of Price Waterhouse LLP (now known as PricewaterhouseCoopers LLP), an international professional services firm from 1993 through 1995. Mr. Graves is a Certified Public Accountant in the State of California. In addition to serving on the Company’s Board of Directors, Mr. Graves currently serves on the board of directors of Pillowtex Corp., a company subject to the requirements of Section 15(d) of the Exchange Act. Mr. Graves also currently serves on the board of directors of each of Spalding Holdings Corp., Maidenform, Inc., and Reeves Industries, Inc., each of which is a privately-held company.

Al Noyes has been a Director of the Company since April 2001. Mr. Noyes is currently the President and Chief Executive Officer of Pragmatech Software, Inc., a provider of sales effectiveness software applications. From May 2001 to May 2003, Mr. Noyes was the President of The Noyes Group, a boutique management consulting firm. Prior to April 2001, Mr. Noyes served as Chief Operating Officer of SmarterKids.com from November 2000 to April 2001 and as Executive Vice President, Sales and Marketing of SmarterKids.com from February 2000 to October 2000. Mr. Noyes also served as Senior Vice President, Sales and Marketing of SmarterKids.com from September 1997 to February 2000. Prior to joining SmarterKids.com, from July 1996 to May 1997, Mr. Noyes served as Vice President of Sales and Marketing of net.Genesis, a developer and marketer of website usage and performance analysis products.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to the Company’s directors, officers (including the Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions), employees, agents and consultants. This Code satisfies the requirements of a “code of business conduct and ethics” under the Nasdaq Rules and a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and applicable SEC rules. This Code of Business Conduct and Ethics has been posted to the Company’s website at www.excelligencelearning.com under Company Policies. Amendments to, or waivers from, a provision of this Code of Business Conduct and Ethics that apply to the Company’s directors or executive officers, including the Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions, may be made only by the Board and will be promptly posted on the Company’s website.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership Table

The following table sets forth, as of March 24, 2004, the beneficial ownership of the Common Stock for each of the Company’s current directors, each of the executive officers named in the Summary Compensation Table below, each person known to the Company to be the beneficial owner of more than five percent of the Common Stock and all current directors and executive officers as a group. Percentage ownership is based on 8,731,287 shares of Common Stock outstanding on March 24, 2004 in addition to shares acquirable pursuant to options which will become exercisable within 60 days of March 24, 2004. Unless otherwise indicated below, the address of each named beneficial owner is c/o Excelligence Learning Corporation, 2 Lower Ragsdale Drive, Monterey, California 93940.

	Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number of Shares(1)		Option Shares(2)	Percent of Class
Robert MacDonald	1,479	(3)	—	*
Ron Elliott	1,412,039		120,000	17.5%
Richard Delaney	36,000		93,333	1.5%
Dr. Louis Casagrande	—		41,333	*
Dean DeBiase	—		40,667	*
Scott Graves	2,912		41,333	*
Al Noyes	33,725		96,208	1.5%
Judith McGuinn	291		70,855	*
Jeffrey Grace	41,977		16,667	*
Vikas Arora	—		—	*
Group consisting of WESKIDS III, L.L.C., William E. Simon & Sons Private Equity Partners, L.L.C., William E. Simon & Sons Private Equity Partners, L.P. and IPP99 Private Equity, L.L.C.(4)	2,467,347		—	28.3%
Jeffrey R. Mair and Gloria Mair, Trustees of The Mair Family 1984 Living Trust(5)	973,667		—	11.2%
All current directors and executive officers (10 persons) as a group	1,528,423		520,396	23.5%

*	Represents beneficial ownership of less than one percent of the Company’s issued and outstanding Common Stock on March 24, 2004.
(1)	Beneficial ownership as reported in the above table has been determined in accordance with the rules of the SEC. In calculating percentage ownership, each person is deemed to beneficially own shares subject to options that are exercisable within 60 days, but options owned by others (even if exercisable within 60 days) are not deemed to be outstanding shares. Unless otherwise indicated, beneficial ownership represents both sole voting and sole investment power.
(2)	Reflects shares of Common Stock subject to options to purchase Common Stock issued by the Company which, on March 24, 2004, were unexercised but were exercisable on or within 60 days after that date. These shares are excluded from the column headed “Number of Shares.”
(3)	The 1,479 shares represent shares directly held by William E. Simon & Sons Private Equity, L.P. (“WES”), a holder of greater than 10% of the Common Stock. Mr. MacDonald owns a 6.67% membership interest and a profit interest in William E. Simon & Sons Private Equity Partners, L.L.C. (“WES LLC”), the general partner of WES, and is a Principal and President of WES LLC. WES LLC owns a 1.5% interest in WES. Mr. MacDonald disclaims beneficial ownership of the shares of Common Stock beneficially owned by WES LLC except to the extent of his pecuniary interest therein.
(4)

The number of shares beneficially owned is based in part on a Schedule 13D/A filed by Educational Simon, L.L.C. (“Educational Simon”), WESKIDS III, L.L.C. (“WESKIDS”), WES LLC, WES and IPP99 Private Equity, L.L.C. (“IPP99”) with the SEC on March 17, 2004. The address of each such stockholder is 310

South Street, Morristown, New Jersey 07962. In Item 5 of such Schedule 13D/A, WESKIDS, WES LLC, WES and IPP99 reported that they may be deemed to be a group within the meaning of Section 13 of the Exchange Act (the “13D Group”). On such Schedule 13D/A, Educational Simon reported ownership of zero shares, WESKIDS reported ownership of 585,710 shares, WES LLC reported ownership of 22,180 shares, WES reported ownership of 1,478,700 shares and IPP99 reported ownership of 988,647 shares. In Item 5 of such Schedule 13D/A, the 13D Group indicated that (a) the 22,180 shares reported as beneficially owned by WES LLC are owned through such entity’s indirect beneficial ownership interest in WES and (b) the 585,710 shares reported as owned by WESKIDS are owned through such entity’s indirect beneficial ownership interest in WES and IPP99. The 2,467,347 shares listed in the beneficial ownership table includes only those shares directly beneficially owned by members of the 13D Group, which includes 1,478,700 shares directly held by WES and 988,647 shares directly held by IPP99. The shares indirectly beneficially owned by WES LLC and WESKIDS are excluded for purposes of the beneficial ownership table as the result of inclusion would be duplicative. The 2,467,347 shares listed in the beneficial ownership table represents the aggregate number of shares held as a matter of record by members of the 13D Group as of March 24, 2004.

(5)	The number of shares beneficially owned is based in part on a Schedule 13D/A filed by The Mair Family 1984 Living Trust with the SEC on February 23, 2004. The address of such stockholder is 8844 Wine Valley Circle, San Jose, California 93135. On such Schedule 13D/A, The Mair Family 1984 Living Trust reported ownership of 533,999 shares. The 973,667 shares listed in the beneficial ownership table includes 219,834 shares owned by The Jennifer A. Mair 1999 Irrevocable Trust and 219,834 shares owned by The Jason P. Mair 1999 Irrevocable Trust. The Mair Family 1984 Living Trust may be deemed to beneficially own the shares owned by The Jennifer A. Mair 1999 Irrevocable Trust and The Jason P. Mair 1999 Irrevocable Trust. The Mair Family 1984 Living Trust disclaims beneficial ownership of the shares held by The Jennifer A. Mair 1999 Irrevocable Trust and The Jason P. Mair 1999 Irrevocable Trust except to the extent of its pecuniary interest therein.

Equity Compensation Table

The following table provides information about the Company’s equity compensation plans that have been approved by the Company’s stockholders and equity compensation plans that have not been approved by the Company’s stockholders, in each case as of December 31, 2003.

EQUITY COMPENSATION TABLE

Plan Category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(B) Weighted-average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plan approved by stockholders(1)	1,024,262	$2.19	820,905
Equity compensation plans not approved by stockholders(2)	128,000	$3.49	172,000
Total	1,152,262	$2.33	992,905

(1)

This category consists of the Second Amended and Restated 2001 Employee Stock Purchase Plan (the “ESPP) and the Amended and Restated 2001 Stock Option and Incentive Plan. The ESPP was approved by the Company’s stockholders at the 2002 annual meeting of stockholders and was suspended by the Board of

Directors in August 2003. The Stock Option and Incentive Plan was approved by the Company’s stockholders at the 2003 annual meeting of stockholders.

Under the ESPP, while in effect, eligible employees may make payroll deductions to purchase shares of Common Stock during six-month payment periods. The purchase price is 85% of the average market price of the Common Stock on either the first day or last day of the payment period, whichever price is lower. Given the nature of the ESPP, the number of shares or price at which shares will be purchased for the payment period currently in effect cannot be determined. There are 29,361 shares of Common Stock that have been issued under the ESPP. There are 220,639 securities remaining available for future purchase under the ESPP. The Company suspended the ESPP in August 2003.

There are 994,901 securities to be issued upon exercise of outstanding options under the Stock Option and Incentive Plan. The weighted average price of outstanding options under the Stock Option and Incentive Plan is $2.20. There are 600,266 securities remaining available for future issuance under the Stock Option and Incentive Plan.

(2)	This category consists of the 2001 Non-Employee Director Stock Option Plan. There are 128,000 securities to be issued pursuant to the Non-Employee Director Stock Option Plan. The weighted average price of outstanding options under the Non-Employee Director Stock Option Plan is $3.49. There are 172,000 securities remaining available for future issuance under the Non-Employee Director Stock Option Plan.

In March 2001, in connection with the completion of the Combination of Earlychildhood and SmarterKids.com, the Stock Option and Incentive Plan and the Non-Employee Director Stock Option Plan each was approved by the Board of Directors and by Earlychildhood and SmarterKids.com as the sole stockholders of the Company at that time.

Under the Non-Employee Director Stock Option Plan, each non-employee director of the Company is automatically granted (a) options to purchase 40,000 shares of Common Stock on the date such director is first elected to the Board of Directors and (b) options to purchase 2,000 shares of Common Stock on the date such director is re-elected to the Board of Directors. Grants under the Non-Employee Director Stock Option Plan are made at a price equal to fair market value of the Common Stock on the date of grant and vest in equal portions over a term of three years from the date the recipient is elected as a non-employee director.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq Stock Market. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations that no other reports were required, the Company believes that, during 2003, its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

Executive Compensation Table

The Summary Compensation Table below sets forth certain compensation information concerning the Company’s Chief Executive Officer and the four other most highly compensated executive officers of the Company (the “Named Executive Officers”) for the fiscal year ended December 31, 2003. Compensation reflected in the following table includes compensation to Mr. Elliott, Ms. McGuinn and Mr. Grace as employees of Earlychildhood from January 1, 2001 through April 30, 2001, and as employees of the Company from May 1, 2001 through December 31, 2003.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(6)	Securities Underlying Options(#)(7)	All Other Compensation(8)
Ron Elliott(1)(8)	2003	$266,574	$—	$—	—	$35,134
Chief Executive Officer	2002	256,480	—	—	—	42,266
	2001	241,011	—	—	180,000	—

Rich Delaney(2)(6)	2003	$249,341	$—	$39,887	—	$—
Executive Vice President,	2002	240,000	—	37,148	—	—
Chief Financial Officer	2001	73,846	—	—	120,000	10,333

Judith McGuinn(3)(9)	2003	$213,187	$—	$—	—	$—
Executive Vice President,	2002	205,200	—	—	—	—
Chief Operating Officer	2001	187,691	—	—	97,522	—

Jeffrey Grace(4)(6)(10)	2003	$145,450	$—	$20,305	—	$—
Vice President—Finance	2002	140,000	—	—	—	—
	2001	127,077	25,000	—	36,681	—

Vikas Arora(5)(6)	2003	$50,645	$—	$11,842	15,000	$—
Vice President, General	2002	—	—	—	—	—
Counsel, Secretary	2001	—	—	—	—	—

(1)	Amounts earned during the fiscal year ended December 31, 2001 include $197,344 earned as Chief Executive Officer of Excelligence, where his annualized salary was $256,000, and $43,667 earned as President and Chief Executive Officer of Earlychildhood.
(2)	Mr. Delaney was appointed Chief Financial Officer of the Company on September 1, 2001. The $73,846 earned during the fiscal year ended December 31, 2001 was compensation as Chief Financial Officer of the Company, for which his annualized salary was $240,000.
(3)	Amounts earned during the fiscal year ended December 31, 2001 include $63,333 earned as Chief Operating Officer of the Company, where her annualized salary was $190,000, and $124,358 earned as Chief Operating Officer of Earlychildhood, where her annualized salary was $190,000.
(4)	Amounts earned during the fiscal year ended December 31, 2001 include $118,333 earned as Vice President—Finance of the Company, where his annualized salary was $140,000, and $33,744 earned as Vice President—Finance of Earlychildhood, where his annualized salary was $126,000.
(5)	Mr. Arora was appointed General Counsel of the Company on July 28, 2003 and thus received no compensation for 2001 or 2002. The $50,645 earned during the fiscal year ended December 31, 2003 was compensation as General Counsel of the Company, for which his then annualized salary was $125,000.

(6)	In accordance with SEC rules, amounts totaling less than the lesser of $50,000 or 10% of the total salary and bonus reported have been omitted. The amounts of personal benefits shown in this column that represent more than 25% of the applicable executive’s total Other Annual Compensation include (i) for Mr. Delaney, $37,787 and $35,648 for housing, travel and automobile benefits in 2003 and 2002, respectively; (ii) for Mr. Grace, $18,925 for the dollar value of the difference between the exercise price of $5.01 and the grant price of $0.15 related to the 2003 exercise of his non-qualified option to purchase 3,894 shares of Common Stock (see “Option Exercises and Values in 2003”); and (iii) for Mr. Arora, $11,842 for housing, travel and automobile benefits in 2003.
(7)	The securities underlying all of the options are shares of Common Stock.
(8)	The $35,134 included under All Other Compensation for Mr. Elliott in 2003 includes $29,169 for his personal assistants, $1,885 for legal and tax services and $4,080 for his T-1 line.
(9)	Of her 97,522 options, 17,522 options were issued to Ms. McGuinn in connection with the Combination, in exchange for her options to purchase membership interests in Earlychildhood.
(10)	Of his 36,681 options, 11,681 options were issued to Mr. Grace in connection with the Combination, in exchange for his options to purchase membership interests in Earlychildhood.

Stock Option Grants During 2003

The following table sets forth certain information regarding grants of stock options made to the Named Executive Officers during 2003. The Company has not granted any stock appreciation rights. Options may be granted to Named Executive Officers under the 2001 Stock Option and Incentive Plan. In general, options granted under the Stock Option and Incentive Plan vest over three years and expire on the tenth anniversary of the grant date, although different vesting schedules may apply to the Named Executive Officers as described below. During 2003, the Company granted 15,000 options pursuant to Stock Option and Incentive Plan to Mr. Arora and no other option grants were made to any of the other Named Executive Officers.

The percentage of total options granted to employees in the last fiscal year is based on an aggregate of 66,219 options granted in the last fiscal year to employees, directors, non-employee directors and consultants, including options granted to the Named Executive Officers. Potential realizable value amounts represent certain assumed rates of appreciation in stock price for a given exercise price only and assume the conversion or exercise of all options to purchase Common Stock. Actual gains, if any, on stock option exercises and holdings of Common Stock are dependent on the future performance of such stock. There is no assurance that the amounts reflected will be realized. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC for illustrative purposes only and do not represent the Company’s estimate or projection of future stock prices. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the stock option grants made to the Named Executive Officers.

STOCK OPTION GRANTS IN 2003

	Individual Grants		Exercise or Base Price ($/sh)	Expiration Date
Name	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in 2003			Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
Ron Elliott	—	0%	—	—	—	—
Richard Delaney	—	0%	—	—	—	—
Judith McGuinn	—	0%	—	—	—	—
Jeffrey Grace	—	0%	—	—	—	—
Vikas Arora	15,000	23.0%	$5.50	8/5/2013	51,884	131,484

(1)	The securities underlying all of the options are shares of Common Stock.

Option Exercises and Values in 2003

The following table sets forth, on an aggregated basis, information regarding securities underlying unexercised stock options during the fiscal year ended December 31, 2003 by the Named Executive Officers. The value of in-the-money options is based on the closing price of the Common Stock on the Nasdaq SmallCap Market on Tuesday, December 31, 2003 of $6.10 per share and is net of the exercise price.

AGGREGATED OPTION EXERCISES DURING 2003

AND OPTION VALUES ON DECEMBER 31, 2003

	Number of Shares Acquired on Exercise (#)	Value Realized ($)	Number of Shares Underlying Unexercised Options on 12/31/03 (#)(1)		Value of Unexercised In-the-Money Options on 12/31/03 ($)
Name			Exercisable	Nonexercisable	Exercisable	Nonexercisable
Ron Elliott(2)	—	$—	120,000	60,000	$561,000	$280,500
Richard Delaney(3)	—	—	93,333	26,667	349,332	124,668
Judith McGuinn(4)	—	—	70,855	26,667	353,588	124,668
Jeffrey Grace(5)	3,894	23,169	16,667	8,333	77,918	38,957
Vikas Arora(6)	—	—	—	15,000	—	9,000

(1)	The securities underlying all of the options are shares of Common Stock.
(2)	All of Mr. Elliott’s unexercised options have an exercise price of $1.425.
(3)	Of Mr. Delaney’s 120,000 unexercised options, 80,000 options have an exercise price of $1.425 and 40,000 options have an exercise price of $3.60.
(4)	Of Ms. McGuinn’s 97,522 unexercised options, 80,000 options have an exercise price of $1.425 and 17,522 options have an exercise price of $0.15.
(5)	All of Mr. Grace’s unexercised options have an exercise price of $1.425.
(6)	All of Mr. Arora’s unexercised options have an exercise price of $5.50.

Employment Arrangements

The Company is a party to employment agreements with Messrs. Elliott and Delaney and Ms. McGuinn. Each of these agreements has been filed with the SEC as an exhibit to one of the Company’s periodic reports under the Exchange Act and the summary of the agreements set forth below is qualified in its entirety by reference to those agreements. The key provisions of each of these agreements are set forth below.

Ron Elliott

The Company has an agreement with Mr. Elliott to serve as Chief Executive Officer of the Company through May 6, 2005. Beginning on May 6, 2004 and on each subsequent anniversary of such date, if neither the Company nor Mr. Elliott has delivered a written notice of non-renewal, the agreement will be automatically extended for an additional year until either party delivers a notice of non-renewal. Under his employment agreement, Mr. Elliott is entitled to receive an annual base salary of $256,000 and is eligible to receive a bonus at the end of each year, the amount of which is determined by the Board of Directors in its sole discretion. Mr. Elliott is also entitled to additional benefits under the agreement, including, but not limited to, a car allowance.

Pursuant to the agreement, Mr. Elliott may be terminated by the Company for “cause.” Under the agreement, “cause” with respect to Mr. Elliott means any of the following: (a) a material breach by him of the provisions of the agreement; (b) his conviction of, or plea of nolo contendere to, any felony or to any crime causing substantial harm to the Company or any of its affiliates (whether or not for personal gain) or involving acts of theft, fraud, embezzlement, moral turpitude or similar conduct; (c) misuse or diversion of the Company’s or any of its affiliate’s funds, embezzlement, or fraudulent misrepresentations or concealments on any written reports submitted by him to the Company or any of its affiliates; (d) misconduct, failure to perform the duties of his employment or his habitual neglect thereof; or (e) failure to follow or comply with the lawful directives of the Board of Directors. The breach, misconduct or failure under clause (d) is subject to a cure period of 30 days and the breach, misconduct or failure under clause (e) is subject to a cure period of ten days. Upon termination for “cause,” the Company must pay Mr. Elliott his base salary through the date of termination and a bonus in an amount equal to a pro rata portion of his bonus for the immediately preceding year, together with reimbursable business expenses actually and reasonably incurred by him prior to the date of termination.

The agreement is also terminable by the Company in the case of Mr. Elliott’s death or disability (as defined in Mr. Elliott’s agreement). Upon termination for death or disability, the Company must pay Mr. Elliott or his estate, as applicable, his base salary through the date of termination and a bonus in an amount equal to a pro rata portion of his bonus for the immediately preceding year. Thereafter, the Company must pay Mr. Elliott or his estate, as applicable, his then current base salary, multiplied by the greater of the number of months remaining in the term of the agreement or six months.

Mr. Elliott may terminate the agreement for “good reason.” For purposes of his agreement, “good reason” means any of the following: (a) assignment of Mr. Elliott, without his consent, to a position with responsibilities or duties of a materially lesser status or degree of responsibility than his current position; (b) the failure of the Board of Directors to nominate him, as a member of the Board of Directors, other than for “cause”; (c) the failure to pay him the base salary at a rate or in an amount at least equal to the amount or rate paid to him pursuant to the agreement; (d) the failure to pay him the bonus he has earned in accordance with the terms of the agreement; (e) any material diminution in his aggregate benefits; or (f) the relocation of his place of business at least 50 miles from his current business location. Under the agreement, if Mr. Elliott’s employment is terminated for “good reason,” the Company must pay him his (i) a lump-sum payment equal to his base salary through the date of termination and a bonus in an amount equal to a pro rata portion of his bonus for the immediately preceding year; (ii) an amount equal to two times his annualized total compensation (as defined in the agreement); and (iii) the amount of any unvested matching contributions credited to his account as of the date of termination under the Company’s 401(k) plan. Mr. Elliott and his dependents would also be entitled to continue receiving health and welfare benefits for two years after the date of termination and, subject to certain limitations set forth in the agreement, Mr. Elliott would have the right to continue to participate in any Company pension or other benefit plan. In addition, all options to purchase Common Stock held by Mr. Elliott immediately prior to the date of termination will vest and become immediately exercisable, and he will have six months from the date of termination to exercise such options.

Judith McGuinn

The Company has an agreement with Ms. McGuinn to serve as Chief Operating Officer of the Company through December 31, 2005. Under the employment agreement, Ms. McGuinn is entitled to receive an annual base salary of $205,000.

Pursuant to the agreement, the Company may terminate Ms. McGuinn at any time for “cause.” Under the agreement, “cause” with respect to Ms. McGuinn means (a) misappropriation of any material funds or property of the Company or of any of its related companies; (b) unjustifiable neglect of duties under the agreement; (c) conviction of a felony involving moral turpitude; (d) gross misconduct and/or the failure to act in good faith to the material detriment of the Company; or (e) willful and bad faith failure to obey reasonable and material orders given by the Company. The breach, misconduct or failure under clauses (b), (d) and (e) is subject to a cure period of three business days. Upon termination for “cause,” Ms. McGuinn is entitled to payment of her salary earned and benefits accrued as of the date of the termination.

The agreement is also terminable by the Company in the case of Ms. McGuinn’s death or disability for three consecutive full calendar months, or for 80% or more of the normal working days during six consecutive full calendar months. Upon termination for death or disability, the Company must pay Ms. McGuinn or her estate, as applicable, the specified compensation earned and benefits accrued by her at the time of such termination.

If, during the term of the agreement, Ms. McGuinn’s position is eliminated for any reason and/or (a) her title is lowered; (b) her reporting assignment is changed, without her consent, to anyone other than Ron Elliott while he remains employed by the Company; (c) her place of business is relocated at least 30 miles from the Company’s headquarters on the effective date of the agreement; (d) any reason other than for “cause” (as defined in the agreement), her death or her disability, the Company must pay her base salary in effect at the time of termination through December 31, 2005. Under these circumstances, Ms. McGuinn will have no obligation to mitigate her lost compensation and the Company will reimburse her for insurance premiums incurred as a result of the continuation of her benefits coverage required by COBRA.

The Company may suspend the effectiveness of the agreement for and during any period in which the Company is materially hampered, interrupted or interfered with the normal conduct of its business by reason of any epidemic, fire, action of the elements, strike, walkout, labor dispute, governmental order, court order or order of any other legally constituted authority, act of God or public enemy, riot, civil commotion, inability to procure materials and equipment or any other cause or causes beyond the Company’s control, whether of the same or any other nature. If any such suspension continues for more than eight consecutive weeks, the Company may terminate the agreement. In addition, if such suspension continues for eight or more consecutive weeks, Ms. McGuinn has the right to terminate the agreement on five days written notice to the Company, unless the Company resumes payment of her compensation within five days of receipt of such notice.

Richard Delaney

The Company has an agreement with Mr. Delaney to serve as Executive Vice President and Chief Financial Officer of the Company through August 31, 2004. The employment agreement provides for an annual base salary of $240,000. Mr. Delaney is entitled to reimbursement for housing and transportation in, to and from the Company’s offices in Monterey, and office space and administrative support in Los Angeles. He is also entitled to participate in the 2001 Stock Option and Incentive Plan. In connection with his employment agreement, Mr. Delaney was granted options to purchase 80,000 shares of Common Stock under the 2001 Stock Option and Incentive Plan at an exercise price of $1.425 per share. The options granted under the 2001 Stock Option and Incentive Plan vest in three equal installments on October 4, 2003, 2004 and 2004 and expire on October 4, 2011. For his services as a non-employee director of the Company from May 10, 2001 through September 1, 2001, Mr. Delaney was granted options to purchase 40,000 shares of Common Stock under the 2001 Non-Employee Director Stock Option Plan at an exercise price of $3.60. The options granted under the 2001 Non-Employee Director Stock Option Plan vest in three equal installments on May 10, 2003, 2004 and 2004 and expire on May 10, 2011.

Pursuant to the agreement, the Company may terminate Mr. Delaney at any time for “cause.” Under the agreement, “cause” with respect to Mr. Delaney means (a) misappropriation of any material funds or property of the Company or of any of its related companies; (b) unjustifiable neglect of his duties; (c) conviction of a felony involving moral turpitude; (d) gross misconduct and/or the failure to act in good faith to the material detriment of the Company; or (e) willful and bad faith failure to obey reasonable and material orders given by the Company. Upon termination for “cause,” Mr. Delaney is entitled to payment of his salary earned and benefits accrued as of the date of the termination.

The agreement is also terminable by the Company in the case of Mr. Delaney’s death or disability for a consecutive period of four consecutive full calendar months or 80% or more of the normal working days during six consecutive full calendar months. Upon termination for death or disability, the Company must pay Mr. Delaney or his estate, as applicable, his compensation earned and benefits accrued at the time of his termination.

Under the agreement, if Mr. Delaney’s position with the Company is eliminated and/or his employment with the Company is terminated by the Company for any reason other than cause or Mr. Delaney’s death or disability, the Company must pay Mr. Delaney his base salary in effect at the time of the termination for the greater of (a) the balance of the term of the agreement or (b) one year. In addition, in the event of a total and complete closure of the Company’s business operations for any reason, the Company must pay Mr. Delaney his base salary in effect at the time of the closure for twelve weeks.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transaction Involving Ron Elliott and The Mair Family 1984 Living Trust

On May 5, 1999, the Company’s wholly-owned subsidiary, Earlychildhood LLC, entered into a lease agreement with Elliott-Mair Salinas LLC, a company wholly owned by Ron Elliott, the Company’s Chief Executive Officer, and Jeffrey R. Mair and Gloria June Mair, trustees of The Mair Family 1984 Living Trust (the “Mair Trust”), a significant stockholder of the Company. Pursuant to the lease, the Company paid Elliott-Mair Salinas LLC $278,893 in rent during the fiscal year ended December 31, 2003. The lease expires on August 5, 2005. Pursuant to a sublease and consent to sublease entered into among Elliott-Mair Salinas LLC, Earlychildhood LLC and Ron Elliott on September 1, 2002, Mr. Elliott paid Earlychildhood $14,400 in rent and proportionate operating expenses during the fiscal year ended December 31, 2003 to sublease a portion of the premises subject to the lease. The sublease expires on August 31, 2004, at which time it reverts to a month-to-month tenancy until terminated either by Earlychildhood or Mr. Elliott.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Effective January 1, 2002, the Company’s Board of Directors dissolved the Compensation Committee. Determinations regarding management compensation and employee benefit plan administration for fiscal year 2003 were made by the full Board of Directors and options granted during 2003 were not be eligible for deductibility by the Company under Section 162(m) of the Code. See “Policy Related to Deductibility of Compensation.” Commencing in fiscal year 2004, determinations regarding management compensation and employee benefit plan administration will be made only by the Independent Directors.

BOARD REPORT ON EXECUTIVE COMPENSATION

During fiscal year 2003, the Board of Directors was responsible for determining the compensation of the Company’s executive officers and certain other key employees and for making grants under, and administering, the Company’s 2001 Stock Option and Incentive Plan, 2001 Non-Employee Director Stock Option Plan and Second Amended and Restated 2001 Employee Stock Purchase Plan. Commencing in fiscal year 2004, these functions will be performed by the Independent Directors.

General Compensation Policy

The goal of the Board of Directors was, and the goal of the Independent Directors is, to retain, motivate and reward management and key employees and consultants through the Company’s compensation policies and awards. Compensation of the Company’s executive officers is designed to be competitive, to reward exceptional performance and to align the interest of executive officers with the interests of the Company’s stockholders. The Board of Directors evaluated the Company’s compensation policies consistent with these goals and devoted time to compensation matters at two meetings in 2003. The Board of Directors designed the Company’s executive officers’ compensation packages to be comprised of the following two elements:

•	a base salary designed to be competitive with base salary levels in effect at companies of comparable size to the Company and with which the Company competes for executive personnel; and

•	the grant of stock options intended to align the interests of the executive officers and other employees with those of the Company’s stockholders.

Executive Compensation for Fiscal Year 2003

Ron Elliott served as Chief Executive Officer of the Company during fiscal year 2003. For the year ended December 31, 2003, in accordance with his employment agreement, Mr. Elliott received a salary of $266,574 and a monthly car allowance of $800 and was granted no stock options. In addition, Mr. Elliott received $46,197 in perquisites from the Company. See also “Executive Compensation—Summary Compensation Table” and “Employment Arrangements—Ron Elliott.”

Mr. Elliott’s fiscal year 2003 compensation, as well as the compensation and stock option packages of the Company’s other executive officers for the year ended December 31, 2003, was determined in a manner consistent with the factors described above under “General Compensation Policy.”

Policy Related to Deductibility of Compensation

Section 162(m) of the Code generally denies a deduction to any publicly-held corporation for compensation paid to the executive officers as of the end of a fiscal year to the extent that the compensation to such officer exceeds $1 million in any taxable year of the corporation. Section 162(m) of the Code provides that “qualified performance-based compensation” will not be subject to the deduction limit if certain requirements are met.

Options granted under the 2001 Stock Option and Incentive Plan do not currently comply with the requirements for “qualified performance-based compensation” under Section 162(m) of the Code. Having considered the requirements of Section 162(m), the fact that the Board of Directors does not currently satisfy Section 162(m) and the fact that the Board of Directors does not currently expect the amount of compensation payable to officers who are subject to Section 162(m) which is not exempt from Section 162(m) (including compensation attributable to the exercise of options) to exceed the $1 million deduction limit for any individual officer, the Company has not structured the options granted under the 2001 Stock Option and Incentive Plan to comply with Section 162(m).

BOARD OF DIRECTORS

Robert MacDonald (Chairman)

Dr. Louis Casagrande

Dean DeBiase

Richard Delaney

Ron Elliott

Scott Graves

Al Noyes

AUDIT COMMITTEE

During fiscal year 2003, the Audit Committee met four times with the Company’s management and independent auditors to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, select and engage the independent auditors, assess the adequacy of the Company, staff, management performance and procedures in connection with financial controls and consider the independent auditor’s comments as to internal controls. From January 1, 2003 to May 22, 2003, the members of the Audit Committee were Dr. Casagrande and Messrs. DeBiase, Graves and Kolowich, with Mr. Kolowich acting as Chairman. On May 22, 2003, Mr. Kolowich resigned from the Board of Directors, and Mr. Graves became Chairman of the Audit Committee.

The Audit Committee currently consists of Mr. Graves, as Chairman, Dr. Casagrande and Mr. DeBiase, each of whom is able to read and understand fundamental financial statements, as required by the Nasdaq Rules. The Board of Directors has determined that Dr. Casagrande and Mr. DeBiase are “independent” within the meaning of Rule 4350(d)(2) of the Nasdaq Rules and that Mr. Graves, who has been serving as a member of the Audit Committee pursuant to the “exceptional and limited circumstances” exception provided by Rule 4350(d)(2)(B) of the Nasdaq Rules, will be “independent” within the meaning of Rule 4350(d)(2) of the Nasdaq rules effective October 2004, three years after the termination of his affiliation William E. Simon & Sons Private Equity Partners, L.P., an indirect affiliate of the Company. In compliance with Rule 4350(d)(2) of the Nasdaq Rules, Mr. Graves will be stepping down from the Audit Committee prior to the Annual Meeting, and Mr. Noyes, who the Board has determined will be “independent” within the meaning of Rule 4350(d)(2) of the Nasdaq Rules as of that date, will join the Audit Committee as its third member. The Board has determined that each of Messrs. Graves, DeBiase and Noyes is an “audit committee financial expert” as defined by the SEC.

The Audit Committee operates pursuant to a written charter that was amended and restated by the Board of Directors on February 24, 2004. The new Audit Committee charter is attached to this Proxy Statement as Annex A.

The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has primary responsibility for the Company’s financial statements as well as the Company’s financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

AUDIT COMMITTEE REPORT

Auditor Independence and Fiscal 2003 Audit

In discharging its duties, the Audit Committee obtained from the Company’s independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, the Audit Committee discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also independently discussed the quality and adequacy of the Company’s internal controls with management and the independent auditors.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

Fiscal 2003 Financial Statements and Recommendations of the Committee

The Audit Committee separately reviewed the Company’s audited financials statements as of and for the fiscal year ended December 31, 2003 with management and the independent auditors. Management had the responsibility for the preparation of the Company’s financial statements and the independent auditors had the responsibility for auditing those statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

Based on the above-mentioned review, and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by the Company’s management and by the independent auditors. As a result, the Audit Committee’s oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that the Company’s financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that the Company’s auditors meet the applicable standards for auditor independence.

AUDIT COMMITTEE

Scott Graves (Chairman)

Dr. Lou Casagrande

Dean DeBiase

Fees

The aggregate fees for professional services rendered by the independent auditors were $365,637 for fiscal year 2003 and $441,721 for fiscal year 2002. The breakdown of these fees was as follows:

•	Audit Fees. The aggregate fees for professional services rendered by the independent auditors for (a) the audit of the Company’s financial statements as of and for the fiscal year ended December 31, 2003 and (b) the review of the financial statements included in the Company’s Form 10-Q filings for fiscal year 2003 were $252,397. The aggregate fees for professional services rendered by the independent auditors for (i) the audit of the Company’s financial statements as of and for the fiscal year ended December 31, 2002 and (ii) the review of the financial statements included in the Company’s Form 10-Q filings for fiscal year 2002 were $250,052.

•	Audit-Related Fees. The aggregate fees for professional services rendered by the independent auditors for audits of affiliated companies and of the Company’s benefit plans were $3,949 for fiscal year 2003 and $7,578 for fiscal year 2002.

•	Tax Fees. The aggregate fees rendered by the independent auditors for tax compliance and consultation services were $109,291 for fiscal year 2003 and $184,091 for fiscal year 2002.

•	All Other Fees. The independent auditors did not render any other services, including any financial information systems design and implementation services, to the Company other than those services discussed above during either fiscal year 2003 or 2002.

Policy Regarding Pre-Approval of Certain Non-Audit Services

The Audit Committee annually reviews and pre-approves certain non-audit services that may be provided by the independent auditors and establishes a pre-approved fee level for all these services. Any proposed services not included within the list of pre-approved services or any proposed services that will exceed the pre-approved amount requires specific pre-approval by the Audit Committee.

STOCK PERFORMANCE GRAPH

The chart below compares the cumulative total stockholders’ return on the Common Stock from May 1, 2001, the first day it was publicly traded, through December 31, 2003 with the Russell 2000 Stock Market Index and a peer group index created by the Company (the “Excelligence Peer Group Index”). Pursuant to the rules of the SEC, the Company created a peer group index with which to compare its own stock performance since a relevant published industry or line-of-business index does not exist. The Company believes that the number of publicly-traded companies with businesses comparable to the Company’s business is insufficient for the Company to reasonably identify a business-based peer group index. As such, the Company’s peer group index consists of a group of companies with similar market capitalization. The common stock of each of the following companies has been included in the Excelligence Peer Group Index: Blair Corporation; Chronimed Inc.; Dynamic Health Products, Inc.; Franklin Covey Co.; Hanover Direct, Inc.; PC Connection, Inc.; Roaming Messenger, Inc.; The Sportsman’s Guide, Inc.; Summit American Television, Inc.; and Zones, Inc. The chart assumes that $100.00 was invested on May 1, 2001 in each of the Common Stock, the Russell 2000 Index and the Excelligence Peer Group Index and reflects reinvestment of all dividends and annual market capitalization weighting. The closing price per share of Common Stock on the Nasdaq SmallCap Market on December 31, 2003 was $6.10. Past financial performance should not be considered to be a reliable indicator of future performance and investors should not use historical trends to anticipate results or trends in future periods.

	May 1, 2001	December 31, 2001	December 31, 2002	December 31, 2003
Excelligence Common Stock	$100.00	$26.74	$51.69	$108.73
Russell 2000 Stock Market Index	100.00	100.59	79.98	117.78
Excelligence Peer Group Index	100.00	109.91	69.41	101.41

EXPENSES OF SOLICITATION

All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mails, proxies and voting instructions may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

OTHER INFORMATION

The Board of Directors does not currently know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented, the persons named in the accompanying proxy will have discretion to vote in accordance with their own judgment on such matters.

PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

FOR THE 2005 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner and in compliance with the requirements of Rule 14a-8. The Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by the Secretary of the Company not less than 70 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at the Company’s 2005 Annual Meeting, stockholder proposals must be received by the Company after February 19, 2005 but no later than March 11, 2005. If the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. If a stockholder who has notified the Company of its intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at such meeting, the Company need not present the proposal for a vote at such meeting.

All notices of proposals by stockholders, whether or not to be included in the Company’s proxy materials, should be sent to the attention of the Secretary of the Company at 2 Lower Ragsdale Drive, Monterey, California 93940.

By Order of the Board of Directors,

Vikas Arora

Secretary

April 2, 2004

Annex A

AUDIT COMMITTEE CHARTER

OF THE AUDIT COMMITTEE

OF EXCELLIGENCE LEARNING CORPORATION

Upon recommendation of the Audit Committee on February 24, 2004, this Audit Committee Charter was adopted by the Board of Directors (the “Board”) of Excelligence Learning Corporation (the “Company”) on February 24, 2004 and amends and restates the previous Audit Committee Charter adopted by the Board on March 14, 2001.

I.    Purpose

The purpose of the Audit Committee (the “Committee”) is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.    Membership

The Committee shall consist of at least three members of the Board; provided that, if at any time there is a vacancy on the Committee and the remaining members meet all membership requirements, then the Committee may consist of two members until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the vacancy. Each Committee member must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the Securities and Exchange Commission (the “SEC”) or the Company shall disclosure in its periodic reports required pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the reasons why at least one member of the Committee is not an “audit committee financial expert.” Each Committee member shall satisfy the independence requirements of the Nasdaq Stock Market and Rule 10A-3(b)(1) under the Exchange Act; provided, that if a member of the Committee ceases to be independent for reasons outside the member’s reasonable control, then the member may remain on the Committee until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the event that caused the member to cease to be independent.

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board. Committee members may be removed from the Committee, with or without cause, by the Board.

III.    Meetings and Procedures

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, and may participate in any discussion or deliberation if invited to do so by the Committee, but in no event shall such non-members be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.    Powers and Responsibilities

Interaction with the Independent Auditor

1.    Appointment and Oversight.    The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

2.    Pre-Approval of Services.    Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

3.    Independence of Independent Auditor.    The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(a)    The Committee shall obtain and review a report prepared by the independent auditor describing (i) the auditing firm’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

(b)    The Committee shall ensure that the independent auditor prepare and deliver, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

(c)    The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

(d)    The Committee shall consider whether the Company should adopt a rotation of the annual audit among independent auditing firms.

(e)    The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

Annual Financial Statements and Annual Audit

4.    Meetings with Management, the Independent Auditor and the Internal Auditor.

(a)    The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

(b)    The Committee shall review and discuss with management and the independent auditor: (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (ii) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

(c)    The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

5.    Separate Meetings with the Independent Auditor.

(a)    The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the Independent Auditor are: (i) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (ii) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

(b)    The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (i) all accounting policies and practices to be used that the independent auditor identifies as critical; (ii) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (iii) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

(c)    The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

6.    Recommendation to Include Financial Statements in Annual Report.    The Committee shall, based on the review and discussions in paragraphs 4(c) and 5(c) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(b) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements

7.    Meetings with Management, the Independent Auditor and the Internal Auditor.    The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Internal Audit

8.    Separate Meetings with the Internal Auditor.    The Committee shall meet periodically with the Company’s internal auditor to discuss the responsibilities, budget and staffing of the Company’s internal audit function and any issues that the internal auditor believes warrant audit committee attention. The Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

Other Powers and Responsibilities

9.    The Committee shall discuss with management and the independent auditor the Company’s earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

10.    The Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Committee.

11.    The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

12.    The Committee shall discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

13.    The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

14.    The Committee shall set clear hiring policies for employees or former employees of the Company’s independent auditor.

15.    The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

16.    The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements required by Item 306 of Regulation S-K promulgated under the Exchange Act, for inclusion in each of the Company’s annual proxy statements.

17.    The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

18.    The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.

19.    The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

PROXY

EXCELLIGENCE LEARNING CORPORATION

Proxy Solicited on Behalf of the Board of Directors of

Excelligence Learning Corporation for the Annual Meeting on May 20, 2004

The undersigned hereby acknowledges receipt of the Excelligence Learning Corporation Notice of Annual Meeting and Proxy Statement and hereby constitutes and appoints Richard Delaney and Judith McGuinn, and each of them, its true and lawful agents and proxies, with full power of substitution in each, to attend the Annual Meeting of Stockholders of Excelligence Learning Corporation on Thursday, May 20, 2004, at 9:00 a.m., local time, at Sierra Holdings, 40 Ragsdale Drive, Monterey, California 93940, including at any adjournment or postponement thereof, and to vote on the matters indicated all the shares of Common Stock which the undersigned would be entitled to vote if personally present.

Please mark, sign and date this Proxy Card on the reverse side and return it promptly using the enclosed reply envelope.

Continued, and to be completed, on reverse side

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR both nominees listed in Proposal 1 and FOR Proposal 2.

The Board of Directors recommends a vote FOR

both nominees in Proposal 1 and FOR Proposal 2.

1.	Election of Directors.

Nominees: (01) Richard Delaney and (02) Robert MacDonald.

FOR BOTH NOMINEES ☐	WITHHOLD AUTHORITY ☐
(except as marked to the contrary)	to vote for both nominees

☐ For, except vote withheld from the following nominee:

2.	Ratification of KPMG LLP as Independent Auditors.

FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

3.	In their discretion, upon such other matters as may properly come before the Annual Meeting.

MEETING ATTENDANCE

Please mark this box if you plan to attend the
meeting.	☐

ADDRESS CHANGE

Please mark this box if you have indicated an
address change.	☐

Signature                                                  Signature                                               Date

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.